Exhibit 22.1

                              GOLDEN OIL COMPANY


NAME OF SUBSIDIARY                          STATE OF INCORPORATION
- ------------------                          ----------------------
Golden Oil Holding Corporation                     Delaware

Golden Resources, Inc.                             Delaware

Regal Petroleum, Ltd.                              Delaware

Spur Petroleum, Inc.                               Texas